Exhibit 4.3

EXECUTION COPY

AMENDMENT NO. 2 TO
AMENDED AND RESTATED INTERCREDITOR AGREEMENT

THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED INTERCREDITOR AGREEMENT, dated as of November 24, 2015 (this “Amendment”), is among GE Commercial Distribution Finance LLC, a Delaware limited liability company (“CDF”), Brunswick Acceptance Company, LLC, a Delaware limited liability company (“BAC”), Polaris Acceptance, an Illinois general partnership (“PA”), General Electric Capital Corporation, a Delaware corporation (“GECC” and together with CDF, BAC and PA, the “Sellers”), GE Dealer Floorplan Master Note Trust (the “Trust”) and GECC, as servicer (the “Servicer”).

BACKGROUND

WHEREAS, the parties hereto are parties to an Amended and Restated Intercreditor Agreement dated as of November 9, 2006 (as amended through the date hereof, the “Intercreditor Agreement”);

WHEREAS, on September 30, 2015, GECC delivered a Notice of Seller Termination to CDF Funding, Inc. notifying it that GECC intended to cease to be a party to the Amended and Restated Receivables Sale Agreement, dated as of July 11, 2014 (as amended, the “Receivables Sale Agreement”), on September 30, 2015, which shall be the “Seller Termination Date” with respect to GECC for all purposes under the Receivables Sale Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Capitalized terms defined in the Intercreditor Agreement and used but not otherwise defined herein have the meanings given to them in (or by reference in) the Intercreditor Agreement.

SECTION 2. Amendments to the Intercreditor Agreement. The Intercreditor Agreement is hereby amended as follows:

(a)          The definition of “Seller” in Section 1.1 of the Intercreditor Agreement is hereby amended and restated in its entirety to read as follows:

“Seller” is defined in the Receivables Sale Agreement.

(b)          The Intercreditor Agreement is hereby amended by removing GECC as a Seller party thereto.

(c)          Section 5.6 of the Intercreditor Agreement is hereby amended by adding the following two sentences to the end of such Section:

“The Servicer may assign all of its rights and obligations as Servicer under this Agreement to any successor Master Servicer under the Servicing Agreement. Upon such assignment, the assigning Servicer shall be released from its obligations under this Agreement. All references herein to the Servicer shall include its successors and assigns.”

Amendment No. 2 to Amended and Restated
Intercreditor Agreement

SECTION 3. Limitation of Liability of the Trustee. It is expressly understood and agreed by the parties hereto that (a) this document is executed and delivered by BNY Mellon Trust of Delaware, not individually or personally, but solely as Trustee of the Trust, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as a personal representation, undertaking and agreement by BNY Mellon Trust of Delaware but is made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on BNY Mellon Trust of Delaware, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall BNY Mellon Trust of Delaware be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this document.

SECTION 4. Miscellaneous.

(a)          This Amendment is dated as of the date first set forth above and shall become effective when counterparts hereof shall have been executed and delivered by the parties hereto, and thereafter this Amendment shall be binding on the parties hereto and their respective successors and assigns.

(b)          The Intercreditor Agreement, as amended hereby, remains in full force and effect. On and after the date hereof, each reference in the Intercreditor Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to the Intercreditor Agreement, shall mean and be a reference to such Intercreditor Agreement, as amended hereby.

(c)          Except as expressly amended hereby, the Intercreditor Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

(d)          THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

2	Amendment No. 2 to Amended and Restated
Intercreditor Agreement

(e)          EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIM OR DISPUTES BETWEEN THEM PERTAINING TO THIS AMENDMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AMENDMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEAL FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 7.1 OF THE INTERCREDITOR AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(f)          BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(g)          Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment or any provision hereof.

(h)          This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(i)          Executed counterparts of this Amendment may be delivered electronically.

[SIGNATURES FOLLOW]

3	Amendment No. 2 to Amended and Restated
Intercreditor Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

GENERAL ELECTRIC
CAPITAL CORPORATION,
as the Servicer and as a Seller

By:	/s/Thomas A. Davidson
Name:	Thomas A. Davidson
Title:	Authorized Signatory

S-1	Amendment No. 2 to Amended and Restated
Intercreditor Agreement

GE COMMERCIAL DISTRIBUTION FINANCE LLC,
as a Seller

By:	/s/John E. Peak
Name:	John E. Peak
Title:	Vice President

S-2	Amendment No. 2 to Amended and Restated
Intercreditor Agreement

BRUNSWICK ACCEPTANCE
COMPANY, LLC,
as a Seller

By:	/s/John E. Peak
Name:	John E. Peak
Title:	Management Committee Member

S-3	Amendment No. 2 to Amended and Restated
Intercreditor Agreement

POLARIS ACCEPTANCE,
as a Seller

By:	/s/John E. Peak
Name:	John E. Peak
Title:	Management Committee Member

S-4	Amendment No. 2 to Amended and Restated
Intercreditor Agreement

GE DEALER FLOORPLAN MASTER
NOTE TRUST

By:	BNY MELLON TRUST OF DELAWARE,
not in its individual capacity,
but solely as Trustee on behalf of the Trust

By:	/s/Kristine K. Gullo
Name:	Kristine K. Gullo
Title:	Vice President

S-5	Amendment No. 2 to Amended and Restated
Intercreditor Agreement

DEUTSCHE BANK TRUST COMPANY
AMERICAS,
not in its individual capacity
but solely as Indenture Trustee

By:	/s/Louis Bodi
Name:	Louis Bodi
Title:	Vice President

By:	/s/Maria Inoa
Name:	Maria Inoa
Title:	Assistant Vice President

S-6	Amendment No. 2 to Amended and Restated
Intercreditor Agreement